

<ARTICLE> 5
<LEGEND>
This restated financial data schedule contains summary financial information extracted from Burlington Northern Santa Fe Corporation's Consolidated Financial
Statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<CIK>      0000934612
<NAME>     Burlington Northern Santa Fe Corporation
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                         DEC-31-1997
<PERIOD-START>                            JAN-01-1997
<PERIOD-END>                              SEP-30-1997
<CASH>                                             45
<SECURITIES>                                        0
<RECEIVABLES>                                     845
<ALLOWANCES>                                       70
<INVENTORY>                                       219
<CURRENT-ASSETS>                                1,427
<PP&E>                                         23,334
<DEPRECIATION>                                  4,681
<TOTAL-ASSETS>                                 20,981
<CURRENT-LIABILITIES>                           2,039
<BONDS>                                         5,146
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<COMMON>                                            5<F1>
<OTHER-SE>                                      6,620<F1>
<TOTAL-LIABILITY-AND-EQUITY>                   20,981
<SALES>                                             0
<TOTAL-REVENUES>                                6,196<F2>
<CGS>                                               0
<TOTAL-COSTS>                                   4,867<F2>
<OTHER-EXPENSES>                                    0
<LOSS-PROVISION>                                    0
<INTEREST-EXPENSE>                                255
<INCOME-PRETAX>                                 1,061
<INCOME-TAX>                                      393
<INCOME-CONTINUING>                               668
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                      668
<EPS-PRIMARY>                                    1.44<F1>
<EPS-DILUTED>                                    1.42<F1>

<F1>On July 16, 1998, the Board of Directors approved a three-for-one common stock split which was effected in the form of a stock dividend of two additional shares of BNSF common stock payable for each share outstanding or held in treasury on September 1, 1998, to stockholders of record on August 17, 1998. All share and per share data have been restated to reflect the stock split.
<F2>Restatement reflected herein is the result of reclassifications to prior periods' financial statements to conform to the current period presentation.


